AUTOMATIC

                              REINSURANCE AGREEMENT
                             (YEARLY RENEWABLE TERM)

                            Effective August 1, 1998

                                     Between

                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
                                (CEDING COMPANY)

                                    BMA Tower
                                 P.O. Box 419458
                              Kansas City, MO 64141

                                       And

                         CONSECO LIFE INSURANCE COMPANY
                                   (REINSURER)

                         11815 North Pennsylvania Street
                              Carmel, Indiana 46032




                                    AUTOMATIC
                              REINSURANCE AGREEMENT
                                  ("Agreement")

This Agreement is between BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA, (CEDING COMPANY), BMA Tower, P.O. Box 419458, Kansas City, MO 64141 and CONSECO LIFE INSURANCE COMPANY (REINSURER), 11815 North Pennsylvania Street, Carmel, Indiana 46032.

The effective date of this Agreement is September 1, 1998. On or after the effective date, the REINSURER agrees to reinsure certain portions of the CEDING COMPANY's life insurance contracts' risk as described in the terms and conditions of this Agreement.

This reinsurance Agreement constitutes the entire reinsurance agreement between the parties. The parties have entered into that certain ~ which, as it may be applicable, is incorporated by reference. In terms of the reinsurance that is the subject of this Agreement, there are no understandings between the parties other than as expressed in this Agreement.

Changes or modifications to this Agreement must be in writing and signed by both parties.

1.   REINSURANCE BASIS.

     This Agreement is applicable to the reinsurance of life insurance policies, on a Yearly Renewable Term basis, identified on Schedule A, that are directly written by the CEDING COMPANY and which are insured by the CEEDING COMPANY in conformity with the provisions of this Agreement ("Reinsured Policies"). Each such policy shall be automatically reinsured so long as the requirements of Section 2 are met.

2.   AUTOMATIC REINSURANCE TERMS.

     The REINSURER'S automatic acceptance of Reinsured Policies requires that they be issued in conformity with the following:

     a)  UNDERWRITING.

         Reinsured policies must be underwritten by the CEDING COMPANY in accordance with the underwriting standards specified in Schedule A.

     b)  RETENTION.

         The CEDING COMPANY must retain an amount of insurance on each life equal to the retention amount shown in Schedule A. If the CEDING COMPANY's scheduled retention is zero, automatic reinsurance is not available.

     c)  AUTOMATIC ACCEPTANCE LIMITS.

         On any one life, the amount automatically reinsured in conjunction with any other reinsurance agreements that may be applicable, shall not exceed the Automatic Acceptance Limits shown in Schedule A.

     d)  AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.

         On any one life, the total life insurance in force or applied for with any company (of which the CEDING COMPANY is aware) cannot exceed the In Force or Applied For Limits shown in Schedule A.

     e)  RESIDENCE.

          Each insured must be a resident of the United States or Canada at the time of issue.

     f)  MINIMUM CESSION.

         On any one life, the minimum amount of reinsurance that the REINSURER will accept is $10,000 and reinsurance will be terminated when the amount reinsured is less than $10,000.

     g)  CURRENCY

         All premiums must be paid in US dollars.

3.   AUTOMATIC REINSURANCE NOTICE PROCEDURE.

     After the policy has been paid for and delivered, the CEDING COMPANY shall submit all relevant individual policy information, as defined in Schedule C, in its next statement to the REINSURER.

4.   TERM OF REINSURANCE COVERAGE.

     The term of the REINSURER'S reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

     a)  REINSURANCE.

         The REINSURER'S reinsurance coverage for a Reinsurance Policy shall begin simultaneously with the CEDING COMPANY's contractual liability but not earlier than the effective date of this Agreement. The reinsurance under this agreement shall remain in force as long as the CEEDING COMPANIES contractual liability remains in force or as specified in Section 15.b), entitled Recapture.

     b) PRE-ISSUE COVERAGE.

         If the CEDING COMPANY issues a conditional receipt or temporary insurance agreement, the REINSURER reinsurance for such benefits will be provided under this Agreement if:

          i) The REINSUER has agreed to the form and format of the conditional receipt or temporary insurance agreement.

          ii) The conditions for automatic reinsurance coverage under Section 2 of this Agreement are met.

          iii) The pre-issue liability applies only once on any given life regardless of how many receipts were issued or initial premiums were accepted by the CEDING COMPANY.

          iv) After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

          v) The REINSURER'S liability under the CEDING COMPANY's conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

               (1) The Automatic Acceptance Limits with the REINSURER as shown in Schedule A.

               (2)  The amount for which the CEDING  COMPANY is liable  less its
                    retention   shown  in   Schedule   A,  less  any  amount  of
                    reinsurance with other reinsurers.

5. BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

     a)  LIFE REINSURANCE.

         The amount reinsured for a Reinsured Policy is the automatic portion of the policy's net amount at risk, as shown in Schedule A. The retention on each life, or both lives for joint policies, is shown in Schedule A. The net amount at risk is defined in Schedule A. The reinsurance premiums per $1000 are shown in Schedule B.

     b)  PRELIMINARY TERM INSURANCE.

          Premiums for reinsurance of preliminary term insurance, covered in accordance with Section 4.b) are at the second year rate for the insured's attained age, as shown in Schedule B, for the fraction of a year covered.

     c)  TABLE RATED SUBSTANDARD PREMIUMS.

         If the CEDING COMPANY's policy is issued with a table rated substandard premium, the reinsurance premiums shown in Schedule B will apply.

     d)  FLAT EXTRA PREMIUMS.

         If the CEDING COMPANY's policy is issued with a flat extra premium, the reinsurance premiums shown in Schedule B will apply.

     e)  RATES NOT GUARANTEED.

         The reinsurance premium rates are not guaranteed. The REINSURER reserves the right to change the rates at any time upon 180 days prior written notice. Any such change applies only to Reinsured Policies effective on or after the expiration of the notice period.

     f)  CASH VALUES OR LOANS.

         This Agreement does not provide reinsurance for cash surrender values. In addition, the REINSURER will not participate in policy loans or other forms of indebtedness on reinsured business.

6.   PAYMENT OF REINSURANCE PREMIUMS

     a)  PREMIUM DUE.

          Reinsurance premiums for each reinsurance cession are due as shown in Schedule A.

     b)  FAILURE TO PAY PREMIUMS.

         If reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 19, the premiums will be considered in default and the REINSURER may terminate the reinsurance upon 30 days prior written notice. The REINSURER will have no further liability as of the termination date. The CEDING COMPANY will be liable for the prorated reinsurance premiums to the termination date. The CEDING COMPANY agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

     c)  PREMIUM ADJUSTMENT.

         If the CEDING COMPANY overpays in regards any Reinsured Policy the reinsurance premium and the REINSURER accepts the overpayment, such acceptance does not create any additional reinsurance liability nor constitute an acceptance additional reinsurance risk with regard to such Reinsured policy. In that instance, the REINSURER will only be liable to the CEDING COMPANY for a credit in the amount of the overpayment. If a Reinsured Policy terminates, the REINSURER will refund a portion of the reinsurance premium. This refund will be on a prorated basis, without interest, from the date of termination of the policy to the date to which a reinsurance premium has been paid.

7.   PREMIUM TAX REIMBURSEMENT. Premium taxes shall not be reimbursed.

8.   DAC TAX AGREEMENT.

     The CEDING COMPANY and the REINSURER herein collectively called, for the purposes of Section 8 the "Parties", or singularly the "Party", hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

     a) For each taxable year under this Agreement, the Party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of Section 848 (c) (1);

     b) The Parties agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

     c) The CEDING COMPANY will submit to the REINSURER by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year;

     d) The REINSURER may contest such calculation by providing an alternative calculation to the CEDING COMPANY in writing within 30 days of the REINSURER'S receipt of the CEDING COMPANY's calculation. If the REINSURER does not so notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER'S tax return for the previous calendar year;

     e) If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the Parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the REINSURER submits its alternative calculation. If the CEDING COMPANY and the REINSURER reach agreement on the net amount of consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

     Both Parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

9.   REPORTS.

     The reporting period shall be monthly. The CEDING COMPANY shall be responsible for administering this Agreement. For each reporting period, the CEDING COMPANY will submit a statement to the REINSURER with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with the REINSURER, premiums owed, policy exhibit activity, and an accounting summary. Within fifteen days after the end of each calendar quarter, the CEDING COMPANY will submit a reserve credit summary similar to that shown in Schedule C.

10.  RESERVES FOR REINSURANCE.

     The statutory reserve basis for the reinsurance will be shown on the reserve credit summary provided each quarter.

11.  CLAIMS.

     a)  NOTICE.

         The CEDING COMPANY will notify the REINSURER, as soon as reasonably possible, after it receives a claim for benefits under a Reinsured Policy.

     b)  CLAIM INFORMATION.

         The CEDING COMPANY will promptly provide the REINSURER with all information submitted as a "proof of claim," and any other relevant information concerning the claim including an itemized statement of the benefits paid by the CEDING COMPANY. The CEEDING COMPANY shall promptly provide the REINSURER such other information concerning the claim that the REINSURER shall reasonably request.

     c)  AMOUNT AND PAYMENT OF BENEFITS.

          Upon receipt by REINSURER of the information specified in Section 11.b), the REINSURER will determine if the information is complete. If additional information is required, the REINSURER shall promptly request such information. If the information is sufficient, the REINSURER shall promptly pay the reinsurance benefits due the CEDING COMPANY.

         The CEDING COMPANY's contractual liability for claims is binding on the REINSURER. However, the maximum benefit payable to the CEDING COMPANY under each Reinsured Policy is the amount specifically reinsured with the REINSURER. The CEDING COMPANY shall enter into a situation where the total reinsurance applicable to a Reinsured Policy, from any reinsurer, exceeds the CEDING COMPANY's total contractual liability on the policy, less the amount of risk it retains for such policy. If this occurs, the excess reinsurance of the total reinsurance in all companies plus the CEDING COMPANY's retention used on the policy over its contractual liability under the Reinsured Policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

     d)  CONTESTED CLAIMS.

         The CEDING COMPANY will notify the REINSURER of its intention to contest, compromise, or litigate a claim involving a Reinsured Policy. The REINSURER may elect to participate in such contest not. If the REINSURER participates and the CEDING COMPANY's contest, compromise, or litigation results in a reduction in its liability, the REINSURER will share in the reduction in the proportion that the REINSURER's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death. Alternatively, if "extra-contractual" damages are awarded, the REINSURER shall share in them in the same fashion as any reductions.

         If the REINSURER declines to participate in the contest, compromise or litigation, the REINSURER will pay the CEDING COMPANY its full share of reinsurance. The REINSURER shall then be released from all of its liability with regard such Reinsured Policy and shall not share in any subsequent reduction or increase in liability.

     e)  CLAIM EXPENSES.

          If the  REINSURER has not been  released  from  liability  pursuant to
          Section 11.e), it will share in the cost of reasonable investigation and legal expenses specifically attributable to the litigation or settlement of the Reinsured Policy claim. If the REINSURER has been released, it will participate in those expenses incurred up to the date of release. Such claim expenses do not include routine claim and administration operational expenses, including the CEDING COMPANY's home office expenses. Expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the CEDING COMPANY admits are payable may not be included as claim expense under this Agreement.

     f)  PUNITIVE OR EXEMPLARY DAMAGES.

         In no event will the REINSURER'S obligations pursuant to this Agreement include participating in the payment of any punitive or exemplary damages awarded against the CEDING COMPANY as a result of any act, omission, or course of conduct committed by the CEDING COMPANY in connection with a Reinsured Policy subject to this Agreement. Routine expenses incurred in the normal settlement of uncontested claims, including the salaries of employees of the CEDING COMPANY, are also excluded from this provision. For purposes of this provision, "Punitive or Exemplary Damages" are those damages awarded over and above that, which will compensate for a loss and are awarded as penalties for the defendant's behavior.

12.  MISREPRESENTATION, MISSTATEMENT AND SUICIDE.

     If a misrepresentation or misstatement on an application or a death of an insured by suicide results in the CEDING COMPANY rescinding the policy, the REINSURER will refund all of the reinsurance premiums it received on that policy to the CEDING COMPANY. This refund given by the REINSURER will be in lieu of all other reinsurance benefits payable on that policy under this Agreement. If there is an adjustment to the policy benefits due to a misrepresentation or misstatement of age or sex, a corresponding adjustment will be made to the reinsurance benefits.

13.  POLICY CHANGES.

     a)  NOTICE.

         If a Reinsured Policy is changed, a corresponding change will be made in the reinsurance for that policy. The CEDING COMPANY will notify the REINSURER of the change in the CEDING COMPANY's next accounting statement.

     b)  INCREASES.

         If life insurance on a Reinsured Policy is increased and the increase is subject to a new underwriting review, then the increase of life insurance on the Reinsured Policy will be handled the same fashion as the issuance of a new policy. If the increase is not subject to a new underwriting review, then the increase shall be automatically accepted by the REINSURER. Such an increase may not exceed the Automatic Acceptance Limits shown in Schedule A. Reinsurance rates for an increase will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

     c)  REDUCTION OR TERMINATION.

         If life insurance on a Reinsured Policy is reduced, then reinsurance will be reduced by the amount of the reduction on the date of such change. If more than one reinsurer participates in the reinsurance, the reinsurance with each reinsurer will be reduced proportionately. If life insurance on a Reinsured Policy is terminated, then reinsurance will cease on the date of such termination.

     d)  EXTENDED TERM AND REDUCED PAID-UP INSURANCE.

         When a Reinsured Policy changes to "extended term" or "reduced paid-up" insurance, the CEDING COMPANY will notify the REINSURER of the new amount of reinsurance. Reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

14.  REINSTATEMENTS.

     a)  AUTOMATIC REINSTATEMENT.

         If the CEDING COMPANY reinstates a policy that was originally ceded to the REINSURER as automatic reinsurance, the REINSURER's reinsurance for that policy shall be reinstated.

     b)  PREMIUM ADJUSTMENT.

         Reinsurance premiums for the interval during which the policy was lapsed will be paid to the REINSURER on the same basis as the CEDING COMPANY charged its policy owner for the reinstatement.

     c)  NONFORFEITURE REINSURANCE TERMINATION.

         If the CEDING COMPANY receives a request to reinstate a policy that was reinsured while on "extended term" or "reduced paid-up" then such reinsurance will terminate and either automatic or facultative reinstatement procedures shall be followed.

15.  INCREASE IN RETENTION.

     a)  NEW BUSINESS.

         If the CEDING COMPANY increases its retention limits, then it may, at its option and with written notice to the REINSURER, increase its retention shown in Schedule A for policies issued after the effective date of the retention increase.

     b)  RECAPTURE.

         If the CEDING COMPANY elects to increases its retention limits, then it may, with 90 days prior written notice to the REINSURER, reduce the reinsurance in force ("Recapture") subject to the following requirements:

         i) A Reinsured Policy is not eligible for Recapture until it has been reinsured for the minimum number of years shown in Schedule A. The effective date for a Reinsured Policy's Recapture shall be the first policy anniversary following the expiration of the Recapture notice period and the required minimum number of years is attained.

         ii) On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

         iii) If more than one policy per life is eligible for Recapture, then the eligible policies may be Recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

         iv) Recapture of Reinsured Policies automatically reinsured pursuant to Section 2 is not allowed if the CEDING COMPANY did not keep its maximum retention (Section 3 of Schedule A) at time of issue. This does not apply reinsurance was provided on a "facultative" basis.

         v) If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in the REINSURER'S reinsurance on that policy shall be in proportion to the total amount of reinsurance on the life with all reinsurers.

16.  ERRORS AND OMISSIONS.

     Inadvertent delays, errors or omissions made in connection with this Agreement shall not relieve either party from any liability or duty which would have attached had such delay, error or omission not occurred, provided always that such error or omission shall be rectified as soon as possible after discovery. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the act or omission may continue, shall not be deemed to be a waiver of said party of any of its rights under this Agreement. A waiver by either party at any time, express or implied, of any breach of any conditions of this Agreement shall not be deemed a waiver of a breach of any other conditions of this Agreement nor a consent to any subsequent breach of the same or any other conditions of this Agreement.

17.  INDEMNITY

     Regardless of any other provision of this Agreement, both parties agree to indemnify and hold harmless the other against any and all claims, demands, causes of action, losses, costs and expenses, including reasonable attorney's fees, arising out of any willful or negligent act or omission on the part of itself or its officers, directors or employees.

18.  INSOLVENCY.

     In the event of the insolvency of CEDING COMPANY, all reinsurance will be payable directly to the liquidator, receiver or statutory successor of CEDING COMPANY without diminution because of the insolvency of CEDING COMPANY.

     In the event of the insolvency of CEDING COMPANY, the liquidator, receiver, or statutory successor will immediately give written notice to REINSURER of all pending claims against CEDING COMPANY on any policies reinsured. While a claim is pending, REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to CEDING COMPANY or its liquidator, receiver or statutory successor. The expense incurred by REINSURER will be chargeable, subject to court approval, against CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to CEDING COMPANY solely as a result of the defense undertaken by REINSURER. Where Two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by CEDING COMPANY.

     Any debts or credits, matured or unmatured, liquidated or unliquidated in favor of or against either the REINSURER or the CEDING COMPANY with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

     In the event of the insolvency of REINSURER, REINSURER will be bound by any legal directions imposed by its liquidator, receiver or statutory successor. However, if not in conflict with such legal directions, CEDING COMPANY shall have the right to cancel this Agreement as respects occurrences taking place on or after the date REINSURER first evidences insolvency, by giving to REINSURER (or its liquidator, receiver or statutory successor) written notice stating that such recapture is thereby effected and REINSURER (or its liquidator, receiver or statutory successor), in lieu of a premature recapture fee, will not be required to reimburse CEDING COMPANY any unearned premium hereunder.

19.  ARBITRATION.

     a)  GENERAL.

         All disputes and differences under this Agreement that cannot be agreed upon by the parties will be decided by arbitration. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life and life reinsurance industries. The arbitrators will consider this Agreement an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of the law.

     b)  NOTICE.

         To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

     c)  PROCEDURE.

         Arbitration will be heard by a panel of three arbitrators. The arbitrators will be executive officers of life insurance or reinsurance companies that are not a party, an affiliate of a party or involved in a joint-venture with a party. Each party will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the day of the mailing of the notification initiating the arbitration, then select the third arbitrator. Should either party fail to appoint an arbitrator or should the two initial arbitrators be unable to agree on the choice of a third arbitrator, each arbitrator will nominate three candidates, two of whom the other will decline, and the decision will be made by drawing lots on the final selection. Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote. The arbitration hearing will be held on the date fixed by the arbitrators at a location agreed upon by the parties. The arbitrators will issue a written decision from which there will be no appeal. Either party may reduce this decision to a judgment before any court which has jurisdiction of the subject of the arbitration.

     d)  COSTS.

         Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

20.  TERM OF THIS AGREEMENT.

     The CEDING COMPANY will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully Recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 180 days written notice of termination by either party to the other. The REINSURER will continue to accept reinsurance during this 180 day period. The REINSURER'S acceptance will be subject to both the terms of this Agreement and the CEDING COMPANY's payment of applicable reinsurance premiums. In addition, this
     Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, or becomes insolvent or financially impaired.

21.  MISCELLANEOUS.

     a)  Audit

         Either party, as the case may be, shall have the right, at any reasonable time, to inspect and audit all books and documents of the other party regarding the business or policies reinsured hereunder.

     b)  MEDICAL INFORMATION BUREAU.

          The parties agree to adhere to the Medical Information Bureau Rules as they are amended from time to time.

     c)  Non-Transferable

         Neither party shall, without prior consent of the other, sell, assign, transfer, or otherwise dispose of this Agreement or any interest in this Agreement by voluntary or involuntary act, and any such purported action shall be null and void and of no force and effect.

     d)  Status of Reinsurer

         REINSURER shall at all times be licensed to conduct insurance business and to act as a reinsurer in CEEDING COMPANY'S state of domicile and in any other state where failure of REINSURER to be so licensed or accredited would cause CEEDING COMPANY to be ineligible for reserve credit for the reinsurance ceded under this Agreement

     e)  Notices

         Any notice or other communication made or contemplated by this Agreement shall be in writing and shall be deemed given when delivered by hand or when mailed by United States mail, postage prepaid and addressed as follows, unless otherwise provided herein:

         CEEDING COMPANY:           Business Men's Assurance Company of America
                                    Attn:  Treasurer
                                    P.O. Box 419458
                                    Kansas City,  Missouri   64141

         REINSURER:                 CONSECO LIFE INSURANCE COMPANY
                                    Attn:
                                    11815 North Pennsylvania Street
                                    Carmel, Indiana 46032

     f)  Severability

         If any provision of this Agreement proves to be or is held by any court, tribunal, or other entity of competent jurisdiction to be invalid, then such invalid provision shall be null and void, but invalidation of any provision shall not otherwise impair or affect this Agreement or any of its provisions or terms.

     g)  Headings

         The headings used herein are for information purposes only and are not a part of this Agreement.

     h)  Singular and Plural

          Whenever an item is referred to in the singular, it includes the plural.

     i)  Counterparts

         This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers duly authorized so to do as of the date set forth above.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA                 CONSECO LIFE INSURANCE COMPANY

By:   __________________________________                    By:   __________________________________
Title:__________________________________                    Title:__________________________________
Date:___________________________________                     Date:__________________________________




                                   SCHEDULE A

1.   PLANS REINSURED:

2.   AUTOMATIC PORTION REINSURED:

3.   AUTOMATIC RETENTION LIMITS:

4.   AUTOMATIC ACCEPTANCE LIMITS:

     The amount to be ceded automatically shall not exceed the following limits:

5.   AUTOMATIC IN FORCE AND APPLIED FOR LIMITS:

6.   PREMIUM DUE:

7.   RECAPTURE PERIOD:

NET AMOUNT AT RISK:

The net amount at risk for purposes of this agreement is the death benefit amount less the policy account value.

8.   ADDITIONAL UNDERWRITING REQUIREMENTS:




                                   SCHEDULE B

          AUTOMATIC REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM BASIS

1.   LIFE INSURANCE:





                                   SCHEDULE C

                              REPORTING INFORMATION

                         INFORMATION ON RISKS REINSURED

               1.     Type of Transaction
               2.     Effective Date of Transaction
               3.     Automatic/Facultative Indicator
               4.     Policy Number
               5.     Full Name of Insured
               6.     Date of Birth
               7.     Sex
               8.     Smoker/Nonsmoker
               9.     Policy Plan Code
               10.    Insured's State of Residence
               11.    Issue Age
               12.    Issue Date
               13.    Duration from Original Policy Date
               14.    Face Amount Issued
               15.    Reinsured Amount (Initial Amount)
               16.    Reinsured Amount (Current Amount at Risk)
               17.    Change in Amount at Risk Since Last Report
               18.    Death Benefit Option (For Universal Life Type Plans)
               19.    ADB Amount (If Applicable)
               20.    Substandard Rating
               21.    Flat Extra Amount Per Thousand
               22.    Duration of Flat Extra
               23.    Premiums





                              SCHEDULE C, CONTINUED
                                     SAMPLE

                             POLICY EXHIBIT SUMMARY
                             (Life Reinsurance Only)

CEDING COMPANY:_________________________________________________________________
REINSURER:______________________________________________________________________
ACCOUNT NO:_____________________________________________________________________
PREPARED BY:________________________________Phone:(   )_________________________
DATE PREPARED:__________________________________________________________________

TYPE OF REINSURANCE:

                    Yearly Renewable Term     __________________________________
                    Coinsurance               __________________________________
                    Modified Coinsurance      __________________________________
                    Other                     __________________________________


VALUATION DATE: _____________________

                                            NUMBER OF            AMOUNT OF
                                            POLICIES            REINSURANCE

A.       In Force Beginning                 _________           ____________
         of Period       /      /
B.       New Paid Reinsurance Ceded         _________           ____________
C.       Reinstatements                     _________           ____________
D.       Revivals                           _________           ____________
E.       Increases (Net)                    _________           ____________
F.       Conversion In                      _________           ____________
G.       Transfers In                       _________           ____________
H.       Total Increases (B - G)            _________           ____________
I.       Deaths                             _________           ____________
J.       Maturities                         _________           ____________
K.       Cancellations                      _________           ____________
L.       Expiries                           _________           ____________
M.       Surrenders                         _________           ____________
N.       Lapses                             _________           ____________
O.       Recaptures                         _________           ____________
P.       Other Decreases (Net)              _________           ____________
Q.       Reductions                         _________           ____________
R.       Conversions Out                    _________           ____________
S.       Transfers Out                      _________           ____________
T.       Total Decreases (I - S)            _________           ____________
U.       Current In Force      /      /     _________           ____________
         (A + H - T)





                              SCHEDULE C, CONTINUED

                                     SAMPLE

                             RESERVE CREDIT SUMMARY

CEDING COMPANY:_________________________________________________________________
REINSURER:______________________________________________________________________
ACCOUNT NO:_____________________________________________________________________
PREPARED BY:________________________________Phone:(   )_________________________
DATE PREPARED:__________________________________________________________________

TYPE OF REINSURANCE:

                    Yearly Renewable Term     __________________________________
                    Coinsurance               __________________________________
                    Modified Coinsurance      __________________________________
                    Other                     __________________________________


VALUATION DATE: _____________________

TYPE OF RESERVES:

                    Statutory                 __________________________________
                    GAAP                      __________________________________
                    Tax                       __________________________________

                                                                              ISSUE
                                        VALUATION BASIS                        YEAR           IN FORCE         IN FORCE      RESERVE
                        MORTALITY         INTEREST         VALUATION          RANGE            COUNT            AMOUNT        CREDIT
A. Life Insurance
                      --------------    -------------    --------------    -------------    -------------    -------------    ------
                      --------------    -------------    --------------    -------------    -------------    -------------    ------
B. Accidental
Death Benefit
                      --------------    -------------    --------------    -------------    -------------    -------------    ------
C. Disability
Active Lives
                      --------------    -------------    --------------    -------------    -------------    -------------    ------
D. Disability
Disabled Lives
                      --------------    -------------    --------------    -------------    -------------    -------------    ------
E. Other
Please Explain
                      --------------    -------------    --------------    -------------    -------------    -------------    ------

                                                                                            GRAND TOTAL:

                                                                                                             -------------






                              SCHEDULE C, CONTINUED

                                     SAMPLE

                               ACCOUNTING SUMMARY


CEDING COMPANY:_________________________________________________________________
REINSURER:______________________________________________________________________
ACCOUNT NO:_____________________________________________________________________
PREPARED BY:________________________________Phone:(   )_________________________
DATE PREPARED:__________________________________________________________________

TYPE OF REINSURANCE:

                    Yearly Renewable Term     __________________________________
                    Coinsurance               __________________________________
                    Modified Coinsurance      __________________________________
                    Other                     __________________________________


VALUATION DATE: _____________________

                                 LIFE                      WP                    AD                TOTAL

Premiums
      First Year                _____                    ______                _______           __________
      Renewal                   _____                    ______                _______           __________


Allowances
      First Year                _____                    ______                _______           __________
      Renewal                   _____                    ______                _______           __________


Adjustments
      First Year                _____                    ______                _______           __________
      Renewal                   _____                    ______                _______           __________


Net Due REINSURER
      First Year                _____                    ______                _______           __________
      Renewal                   _____                    ______                _______           __________


      TOTAL DUE                 _____                    ______                _______           __________


            (The above information should be a summary of the detail
                       information provided to REINSURER.)